UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 25, 2007

LOWE'S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective May 25, 2007, Paul Fulton, a member of the board of directors of Lowe’s Companies, Inc. (the “Company”), retired from the board. Having reached the mandatory retirement age for directors under the Company’s Corporate Governance Guidelines, Mr. Fulton, whose term as a Class III Director of the Company expired on May 25, 2007, was not eligible for reelection at the Company’s Annual Meeting of Shareholders held on May 25, 2007.

ITEM 8.01 OTHER EVENTS

On May 25, 2007, Lowe’s Companies, Inc. (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing the approval of an increase in its current share repurchase program of up to $3 billion through fiscal 2009, effective immediately. The Board of Directors also declared a quarterly cash dividend of $0.08 per share, which represents a 60% increase.

The information contained in Item 8.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is being "furnished" and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 8.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

99.1 Press Release dated May 25, 2007, announcing an increase in the Company's share repurchase program and the declaration of a quarterly cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE'S COMPANIES, INC.

Date: May 25, 2007	By:	/s/ Matthew V. Hollifield
Matthew V. Hollifield Senior Vice President and Chief Accounting Officer